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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549
                                   ---------

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12 (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                          NU SKIN ASIA PACIFIC, INC.
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            (Exact name of registrant as specified in its charter)

                Delaware                                  87-0565309
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        (State of incorporation                       (I.R.S. employer
        or organization)                              identification no.)


        75 West Center Street
        Provo, Utah 84601                                    84601
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        (Address of principal                             (zip code)
         executive offices)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. [ ]

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:


          Title of each class                   Name of each exchange on which
          to be so registered                   each class is to be registered
          -------------------                   ------------------------------

Class A Common Stock, $.001 par value            New York Stock Exchange, Inc.

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:


                                     None
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                               (Title of class)

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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

        Nu Skin Asia Pacific, Inc., a corporation organized under the laws of the State of Delaware (the "Registrant"), is applying for registration of its Class A Common Stock, par value $.001 per share (the "Class A Common Stock"). Incorporated herein by reference is the description of the Class A Common Stock which is set forth under the caption "Description of Capital Stock" in the preliminary prospectus contained within Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-12073) filed on October 24, 1996 with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"). Any description of the Class A Common Stock included in a form of prospectus, if any, subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act shall be deemed incorporated by reference into this registration statement on Form 8-A.



ITEM 2. EXHIBITS.

        The Class A Common Stock is to be registered on the New York Stock Exchange, Inc. ("NYSE"). Pursuant to Instruction II as to exhibits, the following exhibits are included with each copy of this registration statement to be filed with the NYSE.


   Exhibit Number                Exhibit
   --------------                -------

        1. Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-12073) filed with the Securities and Exchange Commission on October 24, 1996.

        2.              None.

        3.              None.


        4.1             Amended and Restated Certificate of Incorporation of the
                        Registrant.

        4.2             Amended and Restated By-laws of the Registrant.

        5. Specimen of Certificate for shares of Class A Common Stock of the Registrant.

        6.              None.

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                                   SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                            NU SKIN ASIA PACIFIC, INC.



                            By:  /s/ Steven J. Lund
                               ---------------------------------------
                                 Steven J. Lund
                                 President and Chief Executive Officer

Dated:  October 28, 1996


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